IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS FOURTH-QUARTER AND FULL-YEAR 2015 FINANCIAL RESULTS

—	2015 IMAX Global Box Office reaches $1 billion, a 31% increase over 2014, and significantly surpasses worldwide industry box office growth of approximately 10%

—	2015 Adjusted EBITDA grew 30% year-over-year to $140.8 million, resulting in adjusted EBITDA margins of 40.5%, up from 38.3% in the year-ago period

—	2015 adjusted EPS of $1.02 grew 36%, driven by strong box office growth and network installations that were partially offset by FX and investments in new ventures

—	IMAX saw sizeable installations growth in 2015 – with 136 new installations up from 113 in 2014

—	IMAX raises installation guidance for 2016 from 115-120 range to 135-140 range, consistent with elevated levels seen in 2015

—	IMAX successfully listed shares of IMAX China (HKSE: 1970) on the Hong Kong Stock Exchange at HKD$31 on Oct. 8, 2015, and has seen its share price increase 45% through Feb. 24, 2016

NEW YORK – Feb. 24, 2016 – IMAX Corporation (NYSE:IMAX) today reported results for the fourth quarter and full year 2015, including its highest-ever quarter in revenue and among the highest-ever quarters for adjusted EBITDA and adjusted net earnings per diluted share (“EPS”) in the Company’s history.

“2015 was undoubtedly a historic year for IMAX – we delivered a record $1 billion in global box office, added 136 theatres to our network to bring our global total to over 1000 screens, launched our highly anticipated laser projection system, and of course, successfully listed our China business on the Hong Kong Stock Exchange,” said IMAX CEO Richard L. Gelfond. “IMAX is clearly benefiting from a global trend in the film industry to make more big-budget blockbuster movies. And with so many major movie franchises releasing important sequels in 2016 and 2017, we believe we’re extremely well positioned for success in the years ahead.”

Fourth-Quarter 2015 Results

The Company reported revenues of $119.3 million, up 16.5% from the year-ago period. Adjusted EBITDA, as calculated in accordance with the Company’s credit facility, grew 5.8% to $48.1 million. Adjusted net income after non-controlling interest of $27.3 million grew 12.6%. Adjusted diluted earnings per share of $0.39 also grew 14.7%. Reported net income after non-controlling interest was $22.5 million, or $0.32 per diluted share. For reconciliations of adjusted net income to reported net income and for the definition of adjusted EBITDA and free cash flow, please see the tables at the end of this press release. The Company also reported a fourth-quarter global per-screen average of $318,600, up 9% over the year-ago period.

•	Revenue

—	Sales and Sales-Type Leases (STLs) revenue of $33.0 million, compared to $33.2 million in the fourth quarter of 2014, primarily reflects the installation of 24 full, new theatre systems under sales and sales-type lease arrangements, compared to 26 installations last year. In addition there were two system upgrades in existing locations, compared to two upgrades in the year ago period.

—	Revenue from joint revenue-sharing arrangements was $31.9 million in the quarter, compared to $23.0 million in the prior-year period. During the quarter, the Company installed 32 new theatres under joint revenue-sharing arrangements, compared to 29 in the year ago period. The Company had 529 theatres operating under joint revenue-sharing arrangements as of Dec. 31, 2015, as compared to 451 theatres one year prior.

—	Production and IMAX DMR® (Digital Re-Mastering) revenues were $31.9 million in the fourth quarter of 2015, compared to $25.6 million in the fourth quarter of 2014. Gross box office from DMR titles was $288.4 million in the fourth quarter of 2015, up 27.1% from $226.9 million in the prior-year period. The average global DMR box office per screen in the fourth quarter of 2015 was $318,600 compared to $292,200 in the prior-year period.

•	Network

—	Signings – 52 theatre systems were signed in the fourth quarter of 2015, of which none were upgrades, bringing total signings for the year to 138, of which five were upgrades. Backlog level was replenished to 372 systems at year end.

—	Installations – 62 theatre systems were installed in the quarter, of which six were upgrades of existing theatre locations.

Full-Year 2015 Results

Full-year 2015 revenues of $373.8 million grew 28.7%. Adjusted EBITDA, as calculated in accordance with the Company’s credit facility, rose 29.8% to $140.8 million. Adjusted net income of $73.0 million grew 39.0% and adjusted net earnings per diluted share of $1.02 grew 36.0%. Reported net income attributable to common shareholders was $55.8 million, or $0.78 per diluted share. The Company also reported a global 2015 per-screen average of $1,155,800, up 13.2% from the prior year.

The full-year installation total grew to 154 theatre systems, of which 18 were upgrades, compared with 121 and eight, respectively, in the prior-year period. The total IMAX® theatre network consisted of 1,061 systems as of Dec. 31, 2015, of which 943 were in commercial multiplexes. IMAX signed contracts for 138 theatres in 2015, across 24 countries, resulting in 372 theatre systems in backlog as of Dec. 31, 2015, compared to 397 theatre systems in backlog as of Dec. 31, 2014. The Company’s top three markets for signings were China, the United States and Japan. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

“As we look to 2016, we are very encouraged by what we see in the marketplace regarding our network expansion opportunities not only in China, but in other strategically important markets such as Japan, the Middle East and continental Europe,” said Mr. Gelfond. “With more than 1,000 theatres in our global network, $1 billion in box office running through our screens, and more than $300 million in cash and virtually no debt, we believe we have significant opportunities to take our Company to the next level.”

Conference Call

The Company will host a conference call on Feb. 24 at 4:30pm ET to discuss its fourth-quarter and full-year 2015 results. To access the call via telephone, interested parties in the US and Canada should dial (800) 505-9568 approximately 5 to 10 minutes before the call begins. International callers should dial (416) 204-9271. The conference ID for the call is 4081404. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 4081404.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of Dec. 31, 2015, there were 1,061 IMAX theatres (943 commercial multiplexes, 19 commercial destinations and 99 institutions) in 67 countries. On Oct. 8, 2015, shares of IMAX China, a subsidiary of IMAX Corp., began trading on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its wholly-owned subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to , the signing of theatre system agreements; conditions, changes and developments in the commercial exhibition industry; the performance of IMAX DMR films; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; general economic, market or business conditions; the failure to convert theatre system backlog into revenue; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K.

For additional information please contact:

Investors: IMAX Corporation, New York Jessica Kourakos 212-821-0100 jkourakos@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations

December 31, 2015

	Twelve Months Ended December 31,
	2015		2014
Theater Signings:
Full new sales and sales-type lease arrangements	55	(1)	81	(1)
New joint revenue sharing arrangements	78		23

Total new theaters	133		104

Upgrades of IMAX theater systems	5	(2)(3)	14	(2)(3)

Total Theater Signings	138		118

	Twelve Months Ended December 31,
	2015		2014
Theater Installations:
Full new sales and sales-type lease arrangements	56		46
New joint revenue sharing arrangements	80		67

Total new theaters	136		113
Upgrades of IMAX theater systems	18	(4)(5)	8	(4)

Total Theater Installations	154		121

	As of December 31,
	2015		2014
Theater Backlog:
New sales and sales-type lease arrangements	145		153
New joint revenue sharing arrangements	212		217

Total new theaters	357		370

Upgrades of IMAX theater systems	15		27

Total Theaters in Backlog	372	(6)(7)	397	(6)(8)

	As of December 31,
	2015		2014
Theater Network:
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	414		358
Joint revenue sharing arrangements	529		451

Total Commercial Multiplex Theaters	943		809

Commercial Destination Theaters	19		19
Institutional Theaters	99		106

Total IMAX Theater Network	1,061		934

(1)	Includes four signings which replaced theatres under an existing arrangement in backlog (2014 – four signings).
(2)	Includes three signings for the installation of laser-based digital systems under sales and sales-type lease arrangements in existing theatre locations (2014 – five signings).
(3)	Includes two signings for the installation of an upgrade to a xenon-based digital system under sales and sales-type lease arrangements (2014 – three signings under sales and sales-type lease arrangements, three signings under short-term operating lease arrangements and three signings under joint revenue sharing arrangements).
(4)	Includes two installations of an upgrade to a xenon-based digital system, one of which is under a sales and sales-type lease arrangement and another under a short-term operating lease arrangement (2014 – three under sales and sales-type lease arrangements, two under short-term lease arrangement, one under an operating lease arrangement and two under joint revenue sharing arrangement).
(5)	Includes 16 installations of an upgrade to a laser-based digital system (10 under sales and sales-type lease arrangements, one under an operating lease arrangement and five under joint revenue sharing arrangements)
(6)	Includes 24 laser-based digital theatre system configurations (2014 – 71), including upgrades. The Company continues to develop and roll out its laser-based digital projection system. See “Research and Development” in this Part I for additional information.
(7)	Includes 15 upgrades to a digital theatre system, in existing IMAX theatre locations (2 xenon and 13 laser).
(8)	Includes 27 upgrades to a digital theatre system, in existing IMAX theatre locations (2 xenon and 25 laser, of which 4 are under joint revenue sharing arrangements).

Additional Information (continued)

2015 DMR Films:

In 2015, 44 films were converted through the IMAX DMR process and released to theatres in the IMAX network by film studios as compared to 40 films in 2014. These films were:

•	Taken 3: The IMAX Experience (20th Century Fox, January 2015, select international markets);

•	American Sniper: The IMAX Experience (Warner Bros. Pictures, January 2015);

•	Game of Thrones: The IMAX Experience (Season 4, Episodes 9 and 10)(Warner Bros. Pictures, January 2015);

•	Kingsman: The Secret Service: The IMAX Experience (20th Century Fox, January 2015, international only);

•	Jupiter Ascending: An IMAX 3D Experience (Warner Bros. Pictures, February 2015);

•	Fifty Shades of Grey: The IMAX Experience (Universal Studios, February 2015, Domestic only);

•	Wolf Totem: An IMAX 3D Experience (China Film Group, February 2015, China only);

•	Dragon Blade: An IMAX 3D Experience (Shanghai Film Group, February 2015, China only);

•	Focus: The IMAX Experience (Warner Bros. Pictures, February 2015);

•	Chappie: The IMAX Experience (Sony Pictures Entertainment, March 2015);

•	Cinderella: The IMAX Experience (Walt Disney Studios, March 2015);

•	The Divergent Series: Insurgent: An IMAX 3D Experience (Summit Entertainment, March 2015);

•	Furious 7: The IMAX Experience (Universal Studios, April 2015);

•	The Water Diviner: The IMAX Experience (Warner Bros. Pictures, April 2015);

•	Dragon Ball Z: Revival of ‘F’: An IMAX 3D Experience (Toei Animation, April 2015, Japan only);

•	The Avengers: Age of Ultron: An IMAX 3D Experience (Walt Disney Studios, May 2015);

•	Tomorrowland: The IMAX Experience (Walt Disney Studios, May 2015);

•	San Andreas: An IMAX 3D Experience (Warner Bros. Pictures, May 2015);

•	Mad Max: Fury Road: An IMAX 3D Experience (Warner Bros. Pictures, May 2015);

•	Inside Out: An IMAX 3D Experience (Walt Disney Pictures, June 2015, select theatres);

•	The Monk Comes Down the Mountain: An IMAX 3D Experience (Columbia Pictures, June 2015, China only);

•	Jurassic World: An IMAX 3D Experience (Universal Studios, June 2015);

•	Minions: An IMAX 3D Experience (Universal Pictures, July 2015, international only);

•	Terminator Genisys: The IMAX Experience (Paramount Pictures, July 2015);

•	Monster Hunt: An IMAX 3D Experience (Edko Films, July 2015, China only);

•	Ant Man: An IMAX 3D Experience (Walt Disney Pictures, July 2015);

•	Pixels: An IMAX 3D Experience (Sony Pictures, July 2015);

•	Mission: Impossible — Rogue Nation: The IMAX Experience (Paramount Pictures, July 2015);

•	Attack on Titan: Part 1: The IMAX Experience (Toho Pictures, August 2015, China only);

•	To the Fore: The IMAX Experience (Emperor Motion Pictures, August 2015, China only);

•	The Man from U.N.C.L.E: The IMAX Experience (Warner Bros. Pictures, August 2015);

•	Go Away Mr. Tumor: The IMAX Experience (Wanda Media Co. Ltd., August 2015, China only);

•	The Transporter Refueled: The IMAX Experience (EuropaCorp, September 2015);

•	Everest: An IMAX 3D Experience (Universal Studios, September 2015);

•	Attack on Titan: Part 2: The IMAX Experience (Toho Pictures, September 2015, China only);

•	Lost in Hong Kong: The IMAX Experience (PULIN Production, September 2015, China only);

•	The Walk: The IMAX Experience (Sony Pictures Entertainment, October 2015);

•	Crimson Peak: The IMAX Experience (Universal Studios, October 2015);

•	The Martian: An IMAX 3D Experience (20th Century Fox, October 2015);

•	Spectre: The IMAX Experience (Sony Pictures Entertainment, November 2015);

•	The Hunger Games: Mockingjay Part 2: An IMAX 3D Experience (Lionsgate, November 2015);

•	In the Heart of the Sea: An IMAX 3D Experience (Warner Bros. Pictures, December 2015);

•	Star Wars: The Force Awakens: An IMAX 3D Experience (Walt Disney Studios, December 2015); and

•	Mojin: The Lost Legend (aka “The Ghouls”): An IMAX 3D Experience (Wanda Media Co. Ltd., China only).

2016 DMR Films:

To date, the Company has announced the following 26 DMR titles to be released in 2016 to the IMAX theatre network. The Company remains in active negotiations with all of the major Hollywood studios for additional films to fill out its short and long-term film slate, and anticipates that a similar number of IMAX DMR titles will be released to the IMAX theatre network in 2016 to the films that were released to the IMAX theatre network in 2015.

•	The Revenant: The IMAX Experience (20th Century Fox, January 2016);

•	The Finest Hours: An IMAX 3D Experience (Walt Disney Studios, January 2016);

•	Kung Fu Panda 3: An IMAX 3D Experience (Oriental Dreamworks, January 2016, China only);

•	The Monkey King 2: An IMAX 3D Experience (Filmko Entertainment, February 2016, China only);

•	Crouching Tiger, Hidden Dragon: Sword of Destiny: An IMAX 3D Experience (Netflix Distribution, LLC, February 2016);

•	Deadpool: The IMAX Experience (20th Century Fox, February 2016);

•	Gods of Egypt: An IMAX 3D Experience (Lionsgate Entertainment, February 2016);

•	Zootopia: An IMAX 3D Experience (Walt Disney Studios, February 2016);

•	10 Cloverfield Lane: The IMAX Experience (Paramount Pictures, March 2016);

•	The Divergent Series: Allegiant: The IMAX Experience (Lionsgate Entertainment, March 2016);

•	Batman v Superman: Dawn of Justice: An IMAX 3D Experience (Warner Bros. Pictures, March 2016);

•	The Crew: An IMAX 3D Experience (Russia-1 Channel, April 2016);

•	The Jungle Book: An IMAX 3D Experience (Walt Disney Studios, April 2016);

•	Captain America: Civil War: An IMAX 3D Experience (Walt Disney Studios, May 2016);

•	Alice in Wonderland: Through the Looking Glass: An IMAX 3D Experience (Walt Disney Studios, May 2016);

•	Warcraft: An IMAX 3D Experience (Universal Studios, June 2016);

•	Finding Dory: An IMAX 3D Experience (Walt Disney Studios, June 2016);

•	Independence Day Resurgence: An IMAX 3D Experience (20th Century Fox, June 2016);

•	The Legend of Tarzan: An IMAX 3D Experience (Warner Bros. Pictures, July 2016);

•	Star Trek Beyond: An IMAX 3D Experience (Paramount Pictures, July 2016);

•	Suicide Squad: An IMAX 3D Experience (Warner Bros. Pictures, August 2016);

•	Deepwater Horizon: The IMAX Experience (Lionsgate Entertainment, September 2016);

•	The Duelist: The IMAX Experience (Non-Stop Production LLC, October 2016, Russia only);

•	Doctor Strange: An IMAX 3D Experience (Walt Disney Studios, November 2016);

•	Fantastic Beasts and Where to Find Them: An IMAX 3D Experience (Warner Bros. Pictures, November 2016); and

•	Rogue One: A Star Wars Story: An IMAX 3D Experience (Walt Disney Studios, December 2016).

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

	Three Months		Years Ended
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Revenues
Equipment and product sales	$46,113	$41,084	$118,937	$78,705
Services	46,266	40,794	161,964	142,607
Rentals	24,645	18,427	83,651	60,705
Finance income	2,309	2,152	9,112	8,524
Other	—	—	141	—

	119,333	102,457	373,805	290,541

Costs and expenses applicable to revenues
Equipment and product sales	20,625	17,871	63,635	36,997
Services	20,654	15,910	70,855	62,228
Rentals	6,171	4,932	20,027	17,928

	47,450	38,713	154,517	117,153

Gross margin	71,883	63,744	219,288	173,388
Selling, general and administrative expenses	32,997	24,937	115,345	93,260

(including share-based compensation expense of $7.0 million and $21.9 million for the three months and year ended December 31, 2015, respectively (2014 - expense of $3.8 million and $15.1 million, respectively))

Research and development	3,119	4,628	12,730	16,096
Amortization of intangibles	558	465	1,860	1,724
Receivable provisions, net of recoveries	43	276	752	918
Asset impairments	160	314	405	314
Impairment of investments	75	2,556	425	3,206

Income from operations	34,931	30,568	87,771	57,870
Interest income	241	216	968	405
Interest expense	(491)	(121)	(1,661)	(924)

Income from operations before income taxes	34,681	30,663	87,078	57,351
Provision for income taxes	(7,644)	(7,799)	(20,052)	(14,466)
Loss from equity-accounted investments, net of tax	(792)	(350)	(2,402)	(1,071)

Income from continuing operations	26,245	22,514	64,624	41,814
Income from discontinued operations, net of tax	—	—	—	355

Net income	26,245	22,514	64,624	42,169
Less: net income attributable to non-controlling interests	(3,752)	(1,522)	(8,780)	(2,433)

Net income attributable to common shareholders	$22,493	$20,992	$55,844	$39,736

Net income per share attributable to common shareholders - Basic:
Net income per share from continuing operations	$0.33	$0.30	$0.79	$0.57
Net income per share from discontinued operations	—	—	—	0.01

	$0.33	$0.30	$0.79	$0.58

Net income per share attributable to common shareholders - Diluted:
Net income per share from continuing operations	$0.32	$0.30	$0.78	$0.56
Net income per share from discontinued operations	—	—	—	—

	$0.32	$0.30	$0.78	$0.56

Weighted average number of shares outstanding (000’s):
Basic	69,364	68,769	69,526	68,346
Fully Diluted	70,764	69,958	71,058	69,754

Additional Disclosure:
Depreciation and amortization(1)	$11,612	$9,819	$42,803	$33,756

(1)	Includes $0.4 million and $1.0 million of amortization of deferred financing costs charged to interest expense for the three months and year ended December 31, 2015 (2014 - $0.1 million and $0.5 million, respectively).

IMAX CORPORATION

CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

	As at December 31,
	2015	2014
Assets
Cash and cash equivalents	$317,449	$106,503
Accounts receivable, net of allowance for doubtful accounts of $1,146 (December 31, 2014 — $947)	97,981	76,051
Financing receivables	117,231	105,700
Inventories	38,753	17,063
Prepaid expenses	6,498	4,946
Film assets	14,571	15,163
Property, plant and equipment	218,267	183,424
Other assets	26,527	23,047
Deferred income taxes	25,766	23,058
Other intangible assets	28,950	27,551
Goodwill	39,027	39,027

Total assets	$931,020	$621,533

Liabilities
Bank indebtedness	$29,667	$4,710
Accounts payable	23,455	26,145
Accrued and other liabilities	95,748	75,425
Deferred revenue	104,993	88,566

Total liabilities	253,863	194,846

Commitments and contingencies

Non-controlling interests	3,307	43,912

Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number.
Issued and outstanding — 69,673,244 (December 31, 2014 — 68,988,050)	448,310	344,862
Other equity	163,094	47,319
Accumulated earnings (deficit)	19,930	(6,259)
Accumulated other comprehensive loss	(7,443)	(3,147)

Total shareholders’ equity attributable to common shareholders	623,891	382,775
Non-controlling interests	49,959	—

Total shareholders’ equity	673,850	382,775

Total liabilities and shareholders’ equity	$931,020	$621,533

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

	Years Ended December 31,
	2015	2014
Cash provided by (used in):
Operating Activities
Net income	$64,624	$42,169
Income from discontinued operations, net of tax	—	(355)
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	42,803	33,756
Write-downs, net of recoveries	3,725	5,294
Change in deferred income taxes	(1,336)	627
Stock and other non-cash compensation	22,379	15,467
Unrealized foreign currency exchange loss	785	1,180
Loss from equity-accounted investments	3,838	1,774
Gain on non-cash contribution to equity-accounted investees	(1,436)	(703)
Investment in film assets	(15,119)	(19,233)
Changes in other non-cash operating assets and liabilities	(36,578)	6,057
Net cash provided by operating activities from discontinued operations	—	572

Net cash provided by operating activities	83,685	86,605

Investing Activities
Purchase of property, plant and equipment	(43,257)	(40,104)
Investment in joint revenue sharing equipment	(28,474)	(16,838)
Investment in new business ventures	(2,000)	(2,500)
Proceeds from sale of business venture	—	507
Acquisition of other intangible assets	(5,065)	(2,918)

Net cash used in investing activities	(78,796)	(61,853)

Financing Activities
Increase in bank indebtedness	25,290	4,710
Repayment of bank indebtedness	(333)	—
Issuance of subsidiary shares to non-controlling interests - private offering	40,000	44,551
Share issuance costs from the issuance of subsidiary shares to non-controlling interests - private offering	(2,000)	(3,556)
Issuance of subsidiary shares to non-controlling interests - public offering	178,226	—
Share issuance expenses – public offering	(16,257)	—
Exercise of stock options	35,609	10,834
Treasury stock repurchased for settlement of share based compensation	(10,000)	(790)
Repurchase of common shares	(34,276)	(3,063)
Dividends paid to non-controlling interests	(9,511)	—
Credit facility amendment fees paid	(1,533)	(427)

Net cash provided by financing activities	205,215	52,259

Effects of exchange rate changes on cash	842	(54)

Increase in cash and cash equivalents during year	210,946	76,957
Cash and cash equivalents, beginning of year	106,503	29,546

Cash and cash equivalents, end of year	$317,449	$106,503

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment includes the design, manufacture, sale or lease of IMAX theater projection system equipment. The theater system maintenance segment includes the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment includes the provision of IMAX theater projection system equipment to an exhibitor in exchange for a share of the box-office and concession revenues. The film production and IMAX DMR segment includes the production of films and the performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment provides film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended December 31,		Years Ended Ended December 31,
	2015	2014	2015	2014
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$33,011	$33,246	$86,935	$58,875
Ongoing rent, fees, and finance income	4,485	3,845	15,193	14,117
Other	6,259	3,747	17,579	12,154

	43,755	40,838	119,707	85,146

Theater System Maintenance	9,599	8,658	36,944	34,042

Joint Revenue Sharing Arrangements	31,861	22,961	99,120	68,418

Film
Production and IMAX DMR	31,945	25,587	107,089	83,172
Film distribution and post-production	2,173	4,413	10,945	19,763

	34,118	30,000	118,034	102,935

Total	$119,333	$102,457	$373,805	$290,541

Gross margins
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$20,070	$20,322	$44,790	$34,483
Ongoing rent, fees, and finance income	4,267	3,646	14,378	13,445
Other	700	331	279	129

	25,037	24,299	59,447	48,057

Theater System Maintenance	2,811	3,385	12,702	12,375

Joint Revenue Sharing Arrangements(1)	21,556	14,671	68,372	44,714

Film
Production and IMAX DMR(1)	22,003	19,745	77,645	62,922
Film distribution and post-production(1)	476	1,644	1,122	5,320

	22,479	21,389	78,767	68,242

Total	$71,883	$63,744	$219,288	$173,388

(1)	IMAX systems include marketing and commission costs of $1.2 million and $3.0 million for the three and twelve months ended December 31, 2015, respectively (2014 - $1.5 million and $2.7 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $1.6 million and $4.3 million for the three and twelve months ended December 31, 2015, respectively (2014 - $1.1 million and $3.2 million, respectively). Production and DMR segment margins include marketing costs of $5.0 million and $13.3 million for the three and twelve months ended December 31, 2015, respectively (2014 - $1.8 million and $7.1 million, respectively). Distribution segment margins include marketing costs recovery of less than $0.1 million and recovery of $0.1 million for the three and twelve months ended December 31, 2015, respectively (2014 - $0.1 million recovery and $0.6 million expense, respectively).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Credit Facility provides that the Company will be required at all times to satisfy a Minimum Liquidity Test (as defined in the Credit Agreement) of at least $50.0 million. The Company will also be required to maintain minimum EBITDA (as defined in the credit agreement) of $100.0 million. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the credit agreement) of 2.25:1.0, which requirement decreases to (i) 2.0:1.0 on December 31, 2016; and (ii) 1.75:1.0 on December 31, 2017. The Company was in compliance with all of these requirements at December 31, 2015. The Maximum Total Leverage Ratio was 0.21:1 as at December 31, 2015, where Total Debt (as defined in the credit agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $29.7 million. EBITDA is calculated as follows:

	Quarter Ended December 31, 2015	Year Ended December 31, 2015 (1)	Year Ended December 31, 2014
Net income	$26,245	$64,624	$42,169

Add (subtract):
Loss from equity accounted investments	792	2,402	1,071
Provision for income taxes	7,644	20,052	14,683
Interest expense, net of interest income	250	693	519
Depreciation and amortization, including film asset amortization	11,259	41,787	33,230
Write-downs, net of recoveries including asset impairments and receivable provisions	797	3,725	5,294
Stock and other non-cash compensation	7,175	22,379	15,467
EBITDA attributable to non-controlling interests (2)	(6,015)	(14,885)	(3,937)

	$48,147	$140,777	$108,496

Revenues attributed to IMAX common shareholders	$106,981	$347,862	$283,001

Adjusted EBITDA margin	45.0%	40.5%	38.3%

(1)	Ratio of funded debt calculated using twelve months ended EBITDA.
(2)	The EBITDA calculation specified for purpose of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended December 31, 2015 vs. 2014:

The Company reported net income of $26.2 million or $0.38 per basic share and $0.37 per diluted share for the quarter ended December 31, 2015 as compared to net income of $22.5 million or $0.32 per basic and diluted share for the quarter ended December 31, 2014. Net income for the quarter ended December 31, 2015 includes a $6.9 million charge or $0.10 per diluted share (2014 — $3.8 million or $0.05 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $31.7 million or $0.45 per diluted share for the quarter ended December 31, 2015 as compared to adjusted net income of $25.8 million or $0.36 per diluted share for the quarter ended December 31, 2014. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $27.3 million or $0.39 per diluted share for the quarter ended December 31, 2015 as compared to adjusted net income attributable to common shareholders of $24.2 million or $0.34 per diluted share for the quarter ended December 31, 2014. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Quarter Ended December 31,
	2015			2014
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income	$26,245	$0.37	(1)	$22,514	$0.32	(1)
Adjustments:
Stock-based compensation	6,949	0.10		3,800	0.05
Tax impact on items listed above	(1,453)	(0.02)		(563)	(0.01)

Adjusted net income	31,741	0.45	(1)	25,751	0.36	(1)
Net income attributable to non-controlling interests	(3,752)	(0.05)		(1,522)	(0.02)
Stock-based compensation (net of tax) attributable to non-controlling interests	(703)	(0.01)		—	—

Adjusted net income attributable to common shareholders	$27,286	$0.39	(1)	$24,229	$0.34	(1)

Weighted average diluted shares outstanding		70,764			69,958

(1)	Includes impact of less than $0.1 million (2014 - $0.1 million) of accretion charges associated with redeemable Class C shares of IMAX China.

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Year Ended December 31, 2015 vs. 2014:

The Company reported net income of $64.6 million or $0.92 per basic share and $0.90 per diluted share for the year ended December 31, 2015 as compared to net income of $42.2 million or $0.61 per basic share and $0.59 per diluted share for the year ended December 31, 2014. Net income for the year ended December 31, 2015 includes a $21.9 million charge or $0.31 per diluted share (2014 — $15.1 million or $0.22 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $82.4 million or $1.15 per diluted share for the year ended December 31, 2015 as compared to adjusted net income of $54.9 million or $0.78 per diluted share for the year ended December 31, 2014. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $73.0 million or $1.02 per diluted share for the year ended December 31, 2015 as compared to adjusted net income attributable to common shareholders of $52.5 million or $0.75 per diluted share for the year ended December 31, 2014. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Year Ended December 31,
	2015			2014
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income	$64,624	$0.90	(1)	$42,169	$0.59	(1)
Adjustments:
Stock-based compensation	21,880	0.31		15,128	0.22
Tax impact on items listed above	(4,056)	(0.06)		(2,370)	(0.03)

Adjusted net income	82,448	1.15	(1)	54,927	0.78	(1)
Net income attributable to non-controlling interests	(8,780)	(0.12)		(2,433)	(0.03)
Stock-based compensation (net of tax) attributable to non-controlling interests	(703)	(0.01)		—	—

Adjusted net income attributable to common shareholders	$72,965	$1.02	(1)	$52,494	$0.75	(1)

Weighted average diluted shares outstanding		71,058			69,754

(1) Includes impact of $0.8 million (2014 - $0.4 million) of accretion charges associated with redeemable Class C shares of IMAX China.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

	For the 3 months ended December 31, 2015	For the 12 months ended December 31, 2015
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$41,885	$83,685
Net cash used in investing activities	(13,762)	(78,796)

Free cash flow	$28,123	$4,889